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                                                                   Exhibit 10.23

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                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT


                           DATED AS OF AUGUST 19, 2002


                                  BY AND AMONG


                 SPHERION CORPORATION, SPHERION ASSESSMENT INC.,
          NORCROSS TELESERVICES INC., COMTEX INFORMATION SYSTEMS, INC.,
         SPHERION PACIFIC ENTERPRISES LLC, SPHERION ATLANTIC ENTERPRISES
           LLC, SPHERION PACIFIC OPERATIONS LLC, AND SPHERION ATLANTIC
            OPERATIONS LLC, SPHERION ATLANTIC RESOURCES LLC, SPHERION
             ATLANTIC WORKFORCE LLC, SPHERION PACIFIC RESOURCES LLC,
               SPHERION PACIFIC WORKFORCE LLC AND EACH OF SPHERION
           CORPORATION'S DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARIES
                 THAT HEREAFTER BECOMES AN ORIGINATOR HEREUNDER,
                                 AS ORIGINATORS,


                                       AND



                            SPHERION RECEIVABLES LLC
                                    AS BUYER



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                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASE.......................................................................2

SECTION 1.1    PURCHASE OF RECEIVABLES............................................................................2
SECTION 1.2    PAYMENT FOR THE PURCHASES..........................................................................3
SECTION 1.3    PURCHASE PRICE CREDIT ADJUSTMENTS..................................................................5
SECTION 1.4    PAYMENTS AND COMPUTATIONS, ETC.....................................................................6
SECTION 1.5    LICENSE OF SOFTWARE; TRANSFER OF RECORDS...........................................................6
SECTION 1.6    CHARACTERIZATION...................................................................................6


ARTICLE II REPRESENTATIONS AND WARRANTIES.........................................................................7

SECTION 2.1    REPRESENTATIONS AND WARRANTIES OF ORIGINATORS......................................................7


ARTICLE III CONDITIONS OF PURCHASE...............................................................................11

SECTION 3.1    CONDITIONS PRECEDENT TO PURCHASE..................................................................11
SECTION 3.2    CONDITIONS PRECEDENT TO SUBSEQUENT PURCHASES......................................................11


ARTICLE IV COVENANTS.............................................................................................12

SECTION 4.1    AFFIRMATIVE COVENANTS OF ORIGINATORS..............................................................12
SECTION 4.2    NEGATIVE COVENANTS OF ORIGINATORS.................................................................16


ARTICLE V JOINDER OF ADDITIONAL ORIGINATORS......................................................................17

SECTION 5.1    ADDITION OF NEW ORIGINATORS.......................................................................17
SECTION 5.2    DOCUMENTATION.....................................................................................17


ARTICLE VI TERMINATION EVENTS....................................................................................17

SECTION 6.1    TERMINATION EVENTS................................................................................17
SECTION 6.2    REMEDIES..........................................................................................19


ARTICLE VII INDEMNIFICATION......................................................................................19

SECTION 7.1    INDEMNITIES BY ORIGINATORS........................................................................19
SECTION 7.2    OTHER COSTS AND EXPENSES..........................................................................21


ARTICLE VIII MISCELLANEOUS.......................................................................................22

SECTION 8.1    WAIVERS AND AMENDMENTS............................................................................22


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
SECTION 8.2    NOTICES...........................................................................................22
SECTION 8.3    PROTECTION OF OWNERSHIP INTERESTS OF BUYER........................................................22
SECTION 8.4    CONFIDENTIALITY...................................................................................23
SECTION 8.5    BANKRUPTCY PETITION...............................................................................24
SECTION 8.6    LIMITATION OF LIABILITY...........................................................................24
SECTION 8.7    CHOICE OF LAW.....................................................................................25
SECTION 8.8    CONSENT TO JURISDICTION...........................................................................25
SECTION 8.9    WAIVER OF JURY TRIAL..............................................................................25
SECTION 8.10   INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS....................................................25
SECTION 8.11   COUNTERPARTS; SEVERABILITY........................................................................26
SECTION 8.12   CONSTRUCTION OF THIS AGREEMENT AND CERTAIN TERMS AND PHRASES......................................26


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                             EXHIBITS AND SCHEDULES

Exhibit I        -        Definitions

Exhibit II       -        Jurisdiction of Organization and Chief Executive Offices of each Originator;
                          Organizational Identification Number(s); Other Names

Exhibit III      -        Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV       -        Form of Compliance Certificate

Exhibit V        -        Copy of Credit and Collection Policy

Exhibit VI       -        Form of Subordinated Note

Exhibit VII      -        Form of Purchase Report

Exhibit VIII     -        Form of Joinder Agreement

Schedule A       -        List of Documents to Be Delivered to Buyer Prior to the Purchases

Schedule B       -        Monthly Accounting Periods


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                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

         THIS AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of August 19, 2002 (this "AGREEMENT") by and among Spherion Corporation, a Delaware corporation ("PARENT"), Spherion Assessment Inc., a North Carolina corporation, Norcross Teleservices Inc., a Delaware corporation, Comtex Information Systems, Inc., a Delaware corporation, Spherion Pacific Enterprises LLC, a Delaware limited liability company, Spherion Atlantic Enterprises LLC, a Delaware limited liability company, Spherion Pacific Operations LLC, a Delaware limited liability company, Spherion Atlantic Operations LLC, a Delaware limited liability company, Spherion Atlantic Resources LLC, a Delaware limited liability company, Spherion Atlantic Workforce LLC, a Delaware limited liability company, Spherion Pacific Resources LLC, a Delaware limited liability company, and Spherion Pacific Workforce LLC, a Delaware limited liability company (Parent and each of the foregoing, an "ORIGINAL ORIGINATOR" and collectively, with each direct or indirect wholly-owned subsidiary of Parent that hereafter becomes a party hereto, a "NEW ORIGINATOR") by executing a joinder agreement in the form of
Exhibit VIII (each, a "JOINDER AGREEMENT") as originators (the "ORIGINATORS"), and Spherion Receivables LLC, a Delaware limited liability company, formerly known as Spherion Receivables Corp. ("BUYER"). This Agreement amends and restates the Receivables Sale Agreement dated as of July 31, 2002, by and among the Original Originators and Spherion Receivables Corp. UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I (OR, IF NOT DEFINED IN EXHIBIT I, THE MEANING ASSIGNED TO SUCH TERM IN EXHIBIT I TO THE CREDIT AND SECURITY AGREEMENT).

                             PRELIMINARY STATEMENTS

         Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from each Originator, all of such Originator's right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

         Each of the Originators and Buyer intend the Purchases of Receivables from such Originator hereunder to be true sales to Buyer by such Originator of the Receivables originated by it, providing Buyer with the full benefits of ownership of such Receivables, and none of the Originators nor Buyer intends such Purchases to be, or for any purpose to be characterized as, loans from Buyer to such Originator.

         Following the Purchase of Receivables from each Originator, Buyer will borrow and pledge its assets pursuant to that certain Amended and Restated Credit and Security Agreement dated as of August 19, 2002 (as the same has been and may from time to time hereafter amended, supplemented, restated or otherwise modified, the "CREDIT AND SECURITY AGREEMENT") by and among Buyer, as Borrower, Parent, as initial Servicer, Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), and Wachovia Bank, National Association or any successor agent appointed pursuant to the Credit and Security Agreement, as agent (in such capacity, the "ADMINISTRATIVE AGENT").


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         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        AMOUNTS AND TERMS OF THE PURCHASE

         Section 1.1 PURCHASE OF RECEIVABLES.

              (a) Effective on the Initial Sale Closing Date, in consideration for the Purchase Price paid to each Originator and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator's right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Business Day immediately prior to the Initial Sale Closing Date (the "INITIAL CUTOFF DATE") and all Receivables thereafter originated by such Originator through and including the Originator's Termination Date, together, in each case, with all Related Security and Collections with respect thereto. In accordance with the preceding sentence, on the Applicable Closing Date for each Originator, Buyer shall acquire all of such Originator's right, title and interest in and to all Receivables existing as of the Applicable Cutoff Date and thereafter arising through and including the Termination Date, together with all Related Security and Collections with respect thereto. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from each Originator in accordance with Section 1.2.

              (b) On the 15th Business Day of each monthly accounting period of the Parent set forth on Schedule B (commencing with the first full accounting period following its Applicable Closing Date), each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII (each such report being herein called a "PURCHASE REPORT") with respect to the Receivables sold or otherwise transferred by such Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

              (c) It is the intention of the parties hereto that each Purchase of Receivables from an Originator made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables originated by such Originator. Except for the Purchase Price Credits owed to such Originator pursuant to Section 1.3, the sale of Receivables hereunder by each Originator is made without recourse to such Originator; PROVIDED, HOWEVER, that (i) such Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or


                                       2

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         any other Person arising in connection with the Receivables, the related Contracts or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to its Applicable Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend acceptable to Buyer and to the Administrative Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables hereunder and to note in its financial statements that its Receivables have been sold or otherwise transferred to Buyer. Upon the request of Buyer or the Administrative Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer's assignee) may reasonably request.

         Section 1.2 PAYMENT FOR THE PURCHASES.

              (a) The Purchase Price for the Purchase from each Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date shall be payable in full by Buyer to such Originator on the Initial Sale Closing Date, and shall be paid to such Originator in the following manner:

                   (i) by delivery of immediately available funds, to the extent of funds made available to Buyer from its borrowings under the Credit and Security Agreement and other cash on hand;

                   (ii) at the election of the Buyer , by delivery of the
              proceeds of a subordinated revolving loan from such Originator to Buyer (a "SUBORDINATED LOAN") in an amount not to exceed the least of (1) the remaining unpaid portion of such Purchase Price, (2) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and (3) fifteen percent (15%) of such Purchase Price. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, PROVIDED THAT the failure to make such notation shall not affect any obligation of Buyer thereunder; and

                   (iii) by accepting such Receivables as a contribution to
              Buyer's capital in an amount equal to the remaining unpaid balance of such Purchase Price; provided that no such capital contribution shall be made from and after the date on which any Originator notifies Buyer in writing that such Originator has designated a date as such Originator's Termination Date.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

              (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the applicable Originator the Purchase Price therefor in accordance with
         Section 1.2(d) and in the following manner:

                  FIRST, by delivery to the applicable Originator or its designee of immediately available funds, to the extent of funds available to Buyer from its borrowings under the Credit and Security Agreement or other cash on hand;

                  SECOND, at the Buyer's election, by delivery to the applicable Originator or its designee of the proceeds of a Subordinated Loan, PROVIDED THAT the making of any such Subordinated Loan shall be subject to the provisions set forth in SECTION 1.2(a)(ii); and

                  THIRD, by accepting such Receivables as a contribution to Buyer's capital in an amount equal to the remaining unpaid balance of such Purchase Price; provided that no such capital contribution shall be made from and after the date on which any Originator notifies Buyer in writing that such Originator has designated a date as such Originator's Termination Date.

Subject to the limitations set forth in SECTION 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to such Originator's Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with its Subordinated Note and shall be payable solely from funds which Buyer is not required under the Credit and Security Agreement to set aside for the benefit of, or otherwise pay over to, the Lenders.

              (c) From and after an Originator's Termination Date, each Originator shall not be obligated to (but may, at its option) (i) sell its Receivables to Buyer, or (ii) contribute Receivables to Buyer's capital pursuant to clause THIRD of Section 1.2(b).

              (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated by such Originator during the same Calculation Period and based on the information contained in the Purchase Report delivered by such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2 and any contribution of capital by Parent to Buyer made pursuant to Section 1.2(b) shall be


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         deemed to have occurred and shall be effective as of the last Business
         Day of the Calculation Period to which such settlement relates. During each Calculation Period, Parent, while it is Servicer, will have the right to withdraw funds from the Collection Accounts pursuant to the applicable Collection Account Agreement and remit such funds to the Originators as advance payments on account of the Purchase Price of the Receivables Purchased from the Originators by Buyer during such Calculation Period provided that (i) a Collection Notice has not been delivered pursuant to Section 8.3 of the Credit and Security Agreement or (ii) no Amortization Event has occurred or is continuing. On each Settlement Date, Servicer shall reconcile the total amounts so remitted to the Originators during the Calculation Period (plus the total amounts, if any, remitted to the Originators as payment of Purchase Price during the Calculation Period from funds made available to Buyer under the Credit and Security Agreement) against the total Purchase Price of all Receivables Purchased by Buyer during such Calculation Period. To the extent the total amounts so remitted exceed such total Purchase Price after giving effect to any Purchase Price Credit that have not been previously granted to one or more Originators , Parent, on behalf of all Originators, shall refund such excess to Buyer on such Settlement Date. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount , if any, owing under the applicable Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by an Originator to Buyer made pursuant to
         Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

         Section 1.3 PURCHASE PRICE CREDIT ADJUSTMENTS. If on any day:

              (a) the Outstanding Balance of a Receivable purchased from any Originator is:

                   (i) reduced as a result of any defective or rejected or
              returned goods or services, any discount or any adjustment or otherwise by such Originator (other than as a result of such Receivable becoming a Defaulted Receivable or to reflect cash Collections on account of such Receivable),

                   (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

              (b) any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (l), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable to the applicable Originator hereunder equal to the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables originated by the applicable Originator on any day, such Originator shall pay the


                                       5


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remaining amount of such Purchase Price Credit in cash immediately, PROVIDED
THAT if the applicable Originator's Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.

         Section 1.4 PAYMENTS AND COMPUTATIONS, ETC.. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. If any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; PROVIDED, HOWEVER, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         Section 1.5 LICENSE OF SOFTWARE; TRANSFER OF RECORDS.

              (a) To the extent that any software used by any Originator to account for the Receivables originated by it is non transferable, such Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, PROVIDED THAT should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations, and (ii) the date each of this Agreement and the Credit and Security Agreement terminates in accordance with its terms.

              (b) Each Originator (i) shall take such action requested by Buyer or the Administrative Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Credit and Security Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables or to recreate such Records.

         Section 1.6 CHARACTERIZATION. If, notwithstanding the intention of the parties expressed in SECTION 1.1(c), any sale or contribution by an Originator to Buyer of Receivables hereunder shall be characterized as a nonrecourse secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a


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security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables by each Originator hereunder shall constitute a true sale thereof, such Originator hereby grants to Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under all Receivables of such Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a nonrecourse loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF ORIGINATORS. Each Originator hereby represents and warrants to Buyer on the Initial Sale Closing Date, on the date of the Purchase from such Originator hereunder and on each date that any Receivable is originated by such Originator on or after the date of such Purchase, that:

              (a) EXISTENCE AND POWER. Such Originator is a corporation or limited liability company duly organized under the laws of the state set forth after its name in the preamble to this Agreement (the "APPLICABLE STATE"), and no other state or jurisdiction, and as to which such Applicable State must maintain a public record showing the corporation or limited liability company to have been organized. Such Originator is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

              (b) POWER AND AUTHORITY; DUE AUTHORIZATION, EXECUTION AND DELIVERY. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator's use of the proceeds of the Purchase made from it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.


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

              (c) NO CONFLICT. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created by the Transaction Documents) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and none of the Transactions requires compliance with any bulk sales act or similar law.

              (d) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

              (e) ACTIONS, SUITS. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

              (f) BINDING EFFECT. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms.

              (g) ACCURACY OF INFORMATION. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) pursuant to this Agreement or any of the other Transaction Documents or the Transaction including Affiliates to Buyer (or its assigns) is, true and accurate in every material respect on the date such information is stated or certified and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

              (h) USE OF PROCEEDS. No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

              (i) GOOD TITLE. Immediately prior to the Purchase from such Originator hereunder and upon the creation of each Receivable originated by such Originator after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of such Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all


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         appropriate jurisdictions to perfect such Originator's ownership interest in each such Receivable, its Collections and the Related Security.

              (j) PERFECTION. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security with respect to each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in such Receivables, the Related Security and the Collections.

              (k) PLACES OF BUSINESS, JURISDICTION OF ORGANIZATION AND LOCATIONS OF RECORDS. The principal places of business, jurisdictions or organization and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on EXHIBIT II or such other locations of which Buyer has been notified in accordance with SECTION 4.2(a) in jurisdictions where all action required by SECTION 4.2(a) has been taken and completed. Such Originator's organizational number assigned to it by the Applicable State Federal Employer Identification Number is correctly set forth on EXHIBIT II. No Originator has, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its corporate structure, (ii) changed its legal names, (iii) become a "new debtor" (as defined in Section 9-102(a)(56) (or similar section) of the UCC in effect in the Applicable States or (iv) changed its jurisdiction of organization. Each Originator is a "registered organization" (within the meaning of Section 9-102 (or similar section) of the UCC in effect in the Applicable State).

              (l) COLLECTIONS. The conditions and requirements set forth in
         SECTION 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on EXHIBIT III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control or "control" within the meaning of Section 9-104 of the UCC (or similar section) of all applicable jurisdictions (other than the Administrative Agent as contemplated by the Credit and Security Agreement) of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

              (m) MATERIAL ADVERSE EFFECT. Except for the downgrade of the Parent by S&P on April 10, 2002, since December 28, 2001 through and including the Initial Sale Closing Date, no event has occurred that would have a Material Adverse Effect.


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

              (n) NAMES. The name in which such Originator has executed this Agreement is identical to the name of such Originator as indicated on the public record of its state of organization which shows such Originator to have been organized. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on EXHIBIT II.

              (o) OWNERSHIP OF BUYER. Parent owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of Buyer. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

              (p) NOT A HOLDING COMPANY OR AN INVESTMENT COMPANY. Such Originator is not a "HOLDING COMPANY" or a "SUBSIDIARY HOLDING COMPANY" of a "HOLDING COMPANY" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

              (q) COMPLIANCE WITH LAW. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (INCLUDING laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

              (r) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with SECTION 4.1(a)(vii).

              (s) PAYMENTS TO SUCH ORIGINATOR. With respect to each Receivable originated by such Originator and sold or otherwise transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable originated by such Originator is voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 ET SEQ.), as amended.

              (t) ENFORCEABILITY OF CONTRACTS. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms.


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

              (u) ELIGIBLE RECEIVABLES. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its Purchase by Buyer hereunder.

              (v) ACCOUNTING. The manner in which such Originator accounts for the Purchases in its financial statements does not jeopardize the characterization of the Purchases as being true sales.

                                  ARTICLE III
                             CONDITIONS OF PURCHASE

         Section 3.1 CONDITIONS PRECEDENT TO PURCHASE. The Purchases are subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on SCHEDULE A and (b) all of the conditions to the initial loan under the Credit and Security Agreement shall have been satisfied or waived in accordance therewith.

         Section 3.2 CONDITIONS PRECEDENT TO SUBSEQUENT PURCHASES. Buyer's obligation to Purchase Receivables coming into existence after each Originator's Applicable Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Credit and Security Agreement; (b) Buyer (or its assigns) shall have received from such Originator such other approvals, opinions or documents as Buyer may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

              (i) the representations and warranties set forth in ARTICLE II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold; and

              (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event; and

              (iii) no event has occurred that would reasonably be expected to have a Material Adverse Effect.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied. The failure, however, of such Originator to satisfy any of the foregoing conditions precedent shall give rise to a right of Buyer to rescind the related Purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.


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

                                   ARTICLE IV
                                    COVENANTS

         Section 4.1 AFFIRMATIVE COVENANTS OF ORIGINATORS. From each Originator's Applicable Closing Date until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

              (a) FINANCIAL PURCHASE REPORTING. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and Parent will furnish to Buyer (or its assigns):

                   (i) ANNUAL FINANCIAL REPORTING. Within 120 days after the
              close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Parent and its Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by Deloitte & Touche, LLP or such other independent public accountants acceptable to Buyer (or its assigns) (which acceptance will not be unreasonably withheld).

                   (ii) QUARTERLY FINANCIAL REPORTING. Within 60 days after the close of the first three quarterly periods of each of its respective fiscal years, unaudited balance sheets of the Parent and its Subsidiaries as at the close of each such period and statements of income and retained earnings and an unaudited statement of cash flows for the Parent and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer.

                   (iii) COMPLIANCE CERTIFICATE. Together with the financial
              statements required hereunder, a compliance certificate in substantially the form of EXHIBIT IV signed by Parent's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                   (iv) SHAREHOLDERS STATEMENTS AND PURCHASE REPORTS. Promptly
              upon the furnishing thereof to the shareholders of Parent, copies of all financial statements, reports and proxy statements so furnished.

                   (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Parent files with the Securities and Exchange Commission.

                   (vi) COPIES OF NOTICES. Promptly upon its receipt of any
              notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Administrative Agent or Blue Ridge, copies of the same.

                   (vii) CHANGE IN CREDIT AND COLLECTION POLICY. At least ten
              (10) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (1) indicating such proposed change or amendment, and (2) if such proposed change or amendment would be reasonably likely to affect adversely the collectability of the Receivables or decrease


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

              the credit quality of any newly created Receivables, requesting Buyer's (and the Administrative Agent's, as Buyer's assignee) consent thereto.

                   (viii) OTHER INFORMATION. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated by such Originator or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

              (b) NOTICES. Such Originator will notify Buyer (or its assigns) of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the actions being taken with respect thereto:

                   (i) TERMINATION EVENTS OR UNMATURED TERMINATION EVENTS. The
              occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of such Originator.

                   (ii) JUDGMENT AND PROCEEDINGS. (1) The entry of any judgment or decree against any Originator or any of its Material Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Material Subsidiaries exceeds $1,000,000 after deducting (a) the amount with respect to which the applicable Originator or Material Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the applicable Originator or Material Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                   (iii) MATERIAL ADVERSE EFFECT. The occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

                   (iv) DEFAULTS UNDER OTHER AGREEMENTS. The occurrence of a
              default or an event of default under any other financing arrangement pursuant to which any Originator is a debtor or an obligor to the extent that any such other financing arrangement has unsatisfied payment obligations in excess of $1,000,000.

                   (v) ERISA EVENTS. The occurrence of any ERISA Event.

                   (vi) DOWNGRADE OF PARENT. Any downgrade in the rating of any
              Indebtedness of Parent by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

              (c) COMPLIANCE WITH LAWS AND PRESERVATION OF EXISTENCE. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each


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

         jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing would not reasonably be expected to have a Material Adverse Effect.

              (d) AUDITS. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables sold or otherwise transferred by it as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Amortization Event has occurred and is continuing: (1) the Originators, collectively, shall only be responsible for the reasonable costs and expenses of one Review in any one calendar year, and (2) the Administrative Agent (as Buyer's assignee) will not request more than four Reviews in any one calendar year.

              (e) KEEPING AND MARKING OF RECORDS AND BOOKS.

                   (i) Such Originator will maintain and implement
              administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                   (ii) Such Originator will (1) on or prior to the Initial Sale
              Closing Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Loans under the Credit and Security Agreement and (2) upon the request of Buyer (or its assigns): (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables originated by such Originator and further describing the Loans under the Credit and Security Agreement and (y) deliver to Buyer (or its assigns) all Contracts (including all multiple originals of any such Contract) relating to such Receivables.

              (f) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other


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

         promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

              (g) OWNERSHIP. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (1) legal and equitable title to the Receivables originated by such Originator and the Collections and (2) all of such Originator's right, title and interest in the Related Security associated with the Receivables originated by such Originator, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (INCLUDING the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

              (h) LENDER'S RELIANCE. Such Originator acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Credit and Security Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable actions including all actions that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in SECTION 7.1(i) of the Credit and Security Agreement and (iii) will cause all tax liabilities arising in connection with the Transactions or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

              (i) COLLECTIONS. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. If any payments relating to Receivables are remitted directly to such Originator or any Affiliate thereof, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Credit and Security Agreement.


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

              (j) TAXES. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time due and owing the non-filing or non-payment of which would reasonably be expected to result in a Material Adverse Effect, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

         Section 4.2 NEGATIVE COVENANTS OF ORIGINATORS. From each Originator's Applicable Closing Date until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

              (a) NAME CHANGE, JURISDICTION OF ORGANIZATION, CORPORATE STRUCTURE, OFFICES AND RECORDS. Such Originator will not change its jurisdiction of organization, name, identity or structure (within the meaning of Sections 9-503 or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer's interest in the Receivables or the associated Related Security and Collections with respect thereto or any office where Records are kept unless it shall have: (i) given Buyer (and the Administrative Agent, as its assignee) at least 30 days' prior notice thereof and (ii) delivered to the Administrative Agent (as Buyer's assignee) all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

              (b) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least 10 days before the proposed effective date therefor, (i) notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

              (c) MODIFICATIONS TO CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Originator will not make any change to the Credit and Collection Policy that would reasonably be expected to affect adversely the collectability of the Receivables originated by it or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Credit and Security Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

              (d) SALES, LIENS. Except as otherwise provided in any Transaction Document, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto, and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

              (e) ACCOUNTING FOR PURCHASE. Such Originator will not, and will not permit any Affiliate to, financially account (whether in financial statements or otherwise) for the Purchases in any manner other than the sale or other outright conveyance by such Originator to Buyer of the Receivables originated by such Originator and the associated Related Security with respect thereto or in any other respect account for or treat the Purchases in any manner other than as a sale of such Receivables and Related Security by such Originator to Buyer except to the extent that such Purchases are not recognized on account of consolidated financial reporting in accordance with GAAP.

                                   ARTICLE V
                        JOINDER OF ADDITIONAL ORIGINATORS

         Section 5.1 ADDITION OF NEW ORIGINATORS. From time to time upon not less than 30 days' prior notice to the Buyer and the Administrative Agent (or such shorter period of time as the Administrative Agent may agree upon), Parent may propose that one or more of its existing or hereafter acquired wholly-owned Subsidiaries become an Originator hereunder. No such addition shall become effective (a) if such addition constitutes a Material Proposed Addition, without the consent of the Administrative Agent and each of the rating agencies which is then rating Commercial Paper of Blue Ridge but may become effective prior to such 30th day if such consent is given more promptly and (b) unless all conditions precedent to such addition required by SECTION 5.2 are satisfied prior to such date.

         Section 5.2 DOCUMENTATION. If the Buyer and the Administrative Agent consent to the addition of a New Originator, such New Originator will execute a Joinder Agreement and shall deliver each of the documents, certificates and opinions required to be delivered under SECTION 3.1 prior to such New Originator's Closing Date, together with such updated Schedules and Exhibits as may be necessary to ensure that after giving effect to the addition of such New Originator, each of the representations and warranties of such New Originator under ARTICLE II will be true and correct, and the Buyer will deliver a Subordinated Note to such New Originator.

                                   ARTICLE VI
                               TERMINATION EVENTS

         Section 6.1 TERMINATION EVENTS. The occurrence of any one or more of the following events shall constitute a Termination Event:

              (a) Any Originator shall fail to make any payment or deposit required hereunder when due; PROVIDED, HOWEVER, that no Termination Event shall occur under this Section 6.1(a) as a result of any late payment or deposit which is cured within one Business Day if (i) such late payment or deposit was due to circumstances beyond such Originator's control, (ii) such late payment or deposit do not occur more than two times


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

         in any calendar year, and (iii) such Originator pays interest on the overdue amount of such payment or deposit until paid at the Default Rate.

              (b) Any Originator shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause
         (a) of Section 6.1 or any other Transaction Document to which it is a party and such failure shall continue for ten consecutive Business Days.

              (c) Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and PROVIDED FURTHER, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.

              (d) Failure of any Originator to pay any Indebtedness when due in excess of $5,000,000; or the default by any Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

              (e) (i) Any Originator or any of its Material Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) a case or other proceeding shall be commenced, without the application or consent of such Originator or any of its Material Subsidiaries, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Originator or any of its Material Subsidiaries, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Originator or any of its Material Subsidiaries or all or substantially all of its assets, or any similar action with respect to such Originator or any of its Material Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Originator or any of its Material Subsidiaries shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect or (iii) any Originator or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (e).

              (f) A Change of Control shall occur.

              (g) One or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty consecutive days without a stay of execution.

              (h) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Originator under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded-Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) any Originator or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

         Section 6.2 REMEDIES. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable Originator's Termination Date to have occurred, whereupon such Originator's Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event described in Section 6.1(e), or of an actual or deemed entry of an order for relief with respect to such Originator under the Federal Bankruptcy Code, such Originator's Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by such Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.1 INDEMNITIES BY ORIGINATORS. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them to the extent arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Originator, EXCLUDING, HOWEVER:

              (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

              (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by such Originator that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

              (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party; or

              (d) amounts for which Buyer has actually received a Purchase Price Credit as required by Section 1.3;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b), (c) and (d) above, each Originator shall indemnify (without duplication) Buyer for Indemnified Amounts relating to or resulting from:

                    (i) any representation or warranty made or deemed made by such Originator (or any officers of Performance Guarantor or such Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by Performance Guarantor or such Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

                    (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                    (iii) any failure of Performance Guarantor or such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

                    (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vi) the commingling of Collections of Receivables at any time with other funds;

                    (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the Transactions, such Originator's use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables originated by such Originator or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the Transactions;

                    (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                    (ix) any Termination Event described in SECTION 6.1(e);

                    (xi) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Originator and the associated Collections, and all of such Originator's right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim (except as otherwise contemplated by this Agreement or any other Transaction Document);

                    (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by such Originator, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase from such Originator hereunder or at any subsequent time;

                    (xiii) any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

                    (xiv) any successful attempt by any Person to void the Purchase from such Originator hereunder under statutory provisions or common law or equitable action; and

                    (xvi) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by such Originator to be an Eligible Receivable at the time acquired by Buyer.

         Section 7.2 OTHER COSTS AND EXPENSES. Each Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Transactions and the other documents to be delivered hereunder. Each Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 WAIVERS AND AMENDMENTS.

              (a) No failure or delay on the part of Buyer (or its assigns), the Servicer or any Originator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

              (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Credit and Security Agreement, the Administrative Agent and the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

         Section 8.2 NOTICES. All notices, consents, approvals, demands and other communications provided for, permitted or contemplated hereunder (including Sections 4.1(b), 4.2(a), 4.2(b), 5.1 and 8.10) shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail (other than certified or registered mail), five Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this SECTION 8.2.

         Section 8.3 PROTECTION OF OWNERSHIP INTERESTS OF BUYER.

              (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, Originator will, upon the request of the Buyer (or its assigns), file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that the Buyer may reasonably request, to perfect, protect or evidence such interest of the Buyer hereunder. At any time, Buyer (or its assigns) may, at such Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

              (b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 8.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by such Originator and the Related Security and Collections with respect thereto and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in its sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in such Receivables. This appointment is coupled with an interest and is irrevocable. The authorization of each Originator set forth in the second sentence of this Section 8.3(b) is intended to meet all requirements for authorization by a debtor under
         Article 9 of the UCC in effect in the Applicable State, including,
         Section 9-509 thereof. Each Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior approval by the Administrative Agent (as Buyer's assignee), consenting to the form and substance of such filing or recording document. Each Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as Buyer's assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent (as Buyer's assign).

         Section 8.4 CONFIDENTIALITY.

              (a) Each Originator and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Amended and Restated Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the Transactions, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants, attorneys and other advisors and as required by any applicable law or order of any judicial or administrative proceeding.

              (b) Each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrative Agent, the Liquidity Banks or Blue Ridge by each other,
         (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each such Person described in the foregoing clauses
         (ii) and (iii) is informed of the confidential nature of such information. In addition, the Lenders and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         Section 8.5 BANKRUPTCY PETITION.

              (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

              (b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit and Security Agreement, it will not institute against, or join any other Person in instituting against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 8.6 LIMITATION OF LIABILITY. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Originator, Buyer, Blue Ridge, the Administrative Agent or any Liquidity Bank, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors, officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the Transactions, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 8.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         Section 8.8 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         Section 8.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 8.10 INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

              (a) This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Except in connection with a Permitted Restructuring, no Originator may assign any of its rights and obligations hereunder or any interest herein without the prior consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Credit and Security Agreement, may grant to the Administrative Agent, for the benefit of the Lenders and as defined in the Credit and Security Agreement, a security interest in its rights, remedies, powers and privileges hereunder. Each Originator agrees that the Administrative Agent, as the assignee of Buyer, shall, subject to the terms of the Credit and Security Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VII; and (iii) Section 8.5 shall be continuing and shall survive any termination of this Agreement.

         Section 8.11 COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.12 CONSTRUCTION OF THIS AGREEMENT AND CERTAIN TERMS AND PHRASES.

              (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (iv) the terms "Article," "Section," "Schedule" and "Exhibit" without reference to a specified document refer to the specified Article, Section, Schedule and Exhibit, respectively, of this Agreement.

              (b) The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "compromising" is used instead.

              (c) The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.

              (d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

              (e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as consistently applied by the Person whose financial statements or practices are at issue.

              (f) All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein shall have the meaning given to them in such Article 9.

              (g) Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                              [SIGNATURE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              SPHERION CORPORATION


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                             SPHERION ASSESSMENT INC.


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780



                             NORCROSS TELESERVICES INC.


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                  [Originator Signature Page to Spherion RSA]

                             COMTEX INFORMATION SYSTEMS, INC.


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                             SPHERION PACIFIC ENTERPRISES LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780



                  [Originator Signature Page to Spherion RSA]

                             SPHERION ATLANTIC ENTERPRISES LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                             SPHERION PACIFIC OPERATIONS LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780



                             SPHERION ATLANTIC OPERATIONS LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                  [Originator Signature Page to Spherion RSA]

                             SPHERION ATLANTIC RESOURCES LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780



                             SPHERION ATLANTIC WORKFORCE LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                             SPHERION PACIFIC RESOURCES LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780


                  [Originator Signature Page to Spherion RSA]

                             SPHERION PACIFIC WORKFORCE LLC


                             By:      /s/ Peter Houchin
                                      --------------------------
                             Name:    Peter Houchin
                             Title:   Vice President, Corporate Finance
                                      and Treasury and Treasurer

                                      ADDRESS:    2050 Spectrum Boulevard
                                                  Fort Lauderdale, Florida 33309
                                                  Attention: General Counsel
                                                  Telephone: (954) 938-7600
                                                  Fax: (954) 938-7780



                  [Originator Signature Page to Spherion RSA]

                          SPHERION RECEIVABLES LLC, formerly
                          known as Spherion Receivables Corp.


                          By:      /s/ Peter Houchin
                                   --------------------------
                          Name:    Peter Houchin
                          Title:   Vice President, Corporate Finance and
                                   Treasury and Treasurer

                                   ADDRESS:  2050 Spectrum Boulevard
                                             Fort Lauderdale, Florida 33309
                                             Attention: General Counsel
                                             Telephone: (954) 938-7600
                                             Fax: (954) 938-7780



                     [Buyer Signature Page to Spherion RSA]

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, including the Exhibits and Schedules, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). IF A CAPITALIZED TERM IS USED IN THIS AGREEMENT, INCLUDING ANY EXHIBIT OR SCHEDULE, AND IS NOT OTHERWISE DEFINED THEREIN OR IN THIS EXHIBIT I, SUCH TERM SHALL HAVE THE MEANING ASSIGNED THERETO IN EXHIBIT I TO THE CREDIT AND SECURITY AGREEMENT.

         "ADMINISTRATIVE AGENT" has the meaning set forth in the Preliminary Statements to this Agreement.

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "APPLICABLE CLOSING DATE" means (a) with respect to each Existing Originator, the Initial Sale Closing Date, and (b) with respect to each New Originator, its New Originator Closing Date.

         "APPLICABLE CUT-OFF DATE" means (a) with respect to each Existing Originator, the Initial Cut-Off Date, (b) with respect to each New Originator, its New Originator Cut-Off Date, and (c) with respect to all Originators, each Cut-Off Date after the applicable date in the preceding clause (a) or clause
(b).

         "BLUE RIDGE" has the meaning set forth in the Preliminary Statements to this Agreement.

         "BUYER" has the meaning set forth in the preamble to this Agreement.

         "CALCULATION PERIOD" means each accounting month or portion thereof which elapses during the term of this Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.

         "CHANGE OF CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting stock of Parent or, except in connection Permitted Restructuring, any other Originator.

         "CREDIT AND COLLECTION POLICY" means the Originators' credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT V, as modified from time to time in accordance with this Agreement.

         "CREDIT AND SECURITY AGREEMENT" has the meaning set forth in the Preliminary Statements to this Agreement.

         "DEFAULT FEE" means a PER ANNUM rate of interest equal to the sum of
(i) the Prime Rate, PLUS (ii) 2% per annum.

         "DISCOUNT FACTOR" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables Buyer Purchases hereunder after taking account of (a) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period and (b) the risk of nonpayment by the respective Obligors. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change. As of the Initial Sale Closing Date, the Discount Factor in respect of Eligible Receivables is 3% and the Discount Factor in respect of all other Receivables is 3%.

         "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Originator within the meaning of
Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

         "ERISA EVENT" means (a) a Purchase Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Originator or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Tide IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Originator or any ERISA Affiliate.

         "EXISTING ORIGINATOR" has the meaning set forth in the preamble to this Agreement.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 7.1.

         "INITIAL CUTOFF DATE" has the meaning set forth in SECTION 1.1.

         "INITIAL SALE CLOSING DATE" means the date on which the Originators have delivered a notice to the Buyer to consummate the initial Purchase hereunder.

         "JOINDER AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition or operations of the Originators and their Subsidiaries, considered as a whole, (b) the ability of any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) any Originator's, Buyer's, the Administrative Agent's or any Lender's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (e) the collectability of the Receivables generally or of any material portion of the Receivables.

         "MATERIAL SUBSIDIARY" means with respect to any Person (a) a Subsidiary of such Person formed under the laws of the United States and a state or territory within the United States and (b) a Subsidiary of such Person formed under the laws of any jurisdiction other than the Untied States of a state or territory within the United States to the extent such Subsidiary would be deemed a "significant subsidiary" pursuant to the definition thereof in Rule 1-02 of the Regulation S-X promulgated under the Securities Act of 1933, as amended.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan," within the meaning of Section 4001 (a) (3) of ERISA, to which any Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, OVER (b) the sum of (i) the Aggregate Invested Amount outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

         "NEW ORIGINATOR" means any direct or indirect wholly owned Subsidiary of Parent that hereafter becomes a Originator under this Agreement by executing a Joinder Agreement and complying with the provisions of ARTICLE V.

         "NEW ORIGINATOR CLOSING DATE" means, as to any New Originator, the Business Day on which each of the conditions set forth in ARTICLE V has been satisfied.

         "NEW ORIGINATOR CUT-OFF DATE" means, with respect to each New Originator, the Cut-Off Date immediately preceding its New Originator Closing Date.

         "ORGANIZATIONAL DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

         "ORIGINAL BALANCE" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

         "ORIGINAL ORIGINATOR" has the meaning set forth in the preamble to this Agreement.

         "ORIGINATOR" has the meaning set forth in the preamble to this Agreement.

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Originator sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Originator or any of its ERISA Affiliates sponsors or maintains or to which any Originator or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

         "PURCHASE" means the purchase by Buyer from an Originator pursuant to
SECTION 1.1(a) of the Receivables originated by such Originator and the Related Security and Collections with respect thereto, together with all related rights in connection therewith.

         "PURCHASE PRICE" means, with respect to the Purchase from each Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with SECTION 1.2 for the Receivables originated by such Originator and the Related Security and Collections with respect thereto being sold or otherwise transferred to Buyer, which price shall equal on any date (a) the product of (i) the Outstanding Balance of such Receivables on such date, MULTIPLIED BY (ii) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with SECTION 1.3.

         "PURCHASE PRICE CREDIT" has the meaning set forth in SECTION 1.3.

         "PURCHASE REPORT" has the meaning set forth in SECTION 1.1(b).

         "RECEIVABLE" means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under this Agreement) or to Buyer (after giving effect to the transfers under this Agreement) (including any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, FURTHER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

         "RELATED SECURITY" means, with respect to any Receivable:

                (i) all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                (iv) all service contracts and other contracts and agreements associated with such Receivable,

                (v) all Records related to such Receivable,

                (vi) all of the applicable Originator's right, title and interest in each Lock-Box and each Collection Account, and

                (vii) all proceeds of any of the foregoing.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIRED CAPITAL AMOUNT" means, as of any date of determination, an amount equal to the greater of (a) 3% of the Aggregate Commitment under the Credit and Security Agreement, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Credit and Security Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Credit and Security Agreement.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SETTLEMENT DATE" means, with respect to each Calculation Period, the date that is the 17th Business Day of the month following such Calculation Period.

         "SUBORDINATED LOAN" has the meaning set forth in SECTION 1.2(a).

         "SUBORDINATED NOTE" means a promissory note in substantially the form of EXHIBIT VI as more fully described in SECTION 1.2 as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "TAX CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "TERMINATION DATE" means, as to each Originator, the earliest to occur of (a) the Facility Termination Date, (b) the Business Day immediately prior to the occurrence of a Termination Event set forth in SECTION 6.1(e) with respect to such Originator or Performance Guarantor, (c) the Business Day specified in a notice from Buyer to such Originators following the occurrence of any other Termination Event with respect to such Originator, and (d) the date which is 10 Business Days after Buyer's receipt of notice from any such Originator that it wishes to terminate the facility evidenced by this Agreement with respect to such Originator.

         "TERMINATION EVENT" has the meaning set forth in SECTION 6.1.

         "TRANSACTIONS" means the transactions contemplated by this Agreement.

         "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Collection Account Agreement, each Subordinated Note, each Joinder Agreement, and all other instruments, documents and agreements executed and delivered pursuant hereto.

         "UNMATURED TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event hereunder.